THIRD PARTY
SECURITY AGREEMENT
InterActual Technologies, Inc.

This Third Party Security Agreement (this "Agreement") is made and entered into as of September 28, 2007 by and between the undersigned INTERACTUAL TECHNOLOGIES, INC., a California corporation ("Grantor"), and UNION BANK OF CALIFORNIA, N.A. (the "Bank").

RECITALS

Bank has entered into a transaction, and proposes to enter into further transactions, with SONIC SOLUTIONS, a California corporation ("Borrower"), which is the parent company of Grantor, pursuant to a Loan and Security Agreement dated as of December 13, 2004, as amended, modified, supplemented or restated from time to time (the "Loan Agreement"). Grantor expects to derive economic benefit from Bank's doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into an Unconditional Guaranty dated as of December 13, 2004 with respect to the existing and future obligations of Borrower to Bank (as amended, modified, supplemented or restated from time to time, the "Guaranty"). Grantor wishes to secure performance and payment of all obligations to Bank under the Guaranty and the prompt performance by Grantor of each of its covenants and duties under this Agreement, the Guaranty and the other the Loan Documents (the "Guarantor Obligations") with substantially all of its assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement; provided that, as used herein the terms "Accounts", "Equipment" "Intellectual Property", "Inventory", "Negotiable Collateral", and "Subsidiary" refer to assets, property, rights and subsidiaries of Grantor rather than Borrower. As used herein "Loan Documents" includes all Loan Documents (as that term is defined in the Loan Agreement), this Agreement, the Guaranty and any and all other agreements entered into between Grantor and Bank in connection with any of the foregoing, all as amended, modified, supplemented or restated from time to time. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the California Uniform Commercial Code.

NOW, THEREFORE, Grantor and the Bank agree as follows:

1. Grant of Security Interest. In order to secure prompt repayment of any and all Guarantor Obligations, Grantor grants and pledges to Bank a continuing security interest in the Bank a security interest in the property described in Exhibit A (the "Collateral"). Grantor authorizes Bank to file with the California Secretary of State, or such other government office as Bank deems appropriate, one or more financing statements that (a) specifically describe the Collateral, describe the Collateral as all assets of Grantor of the kind pledged hereunder, include the description of the Collateral set forth on Exhibit A hereto, and (b) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor, if applicable. Grantor farther authorizes Bank to take any other actions as Bank may deem appropriate to perfect its security interest. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date thereof, subject in each case to Permitted Liens. Grantor shall from time to time, execute and deliver to Bank, at the request of Bank, all of Grantor's Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement, the Guaranty and the other Loan Documents.

2. Grantor's Representations and Warranties. Grantor represents and warrants as follows:

(a) Due Organization and Qualification. Grantor and each Subsidiary is duly existing under the laws of the jurisdiction of its organization and qualified and licensed to do business in any state or other jurisdiction in which the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b) Due Authorization; No Conflict. The execution, delivery, and performance of the Guaranty, this Agreement and the other Loan Documents are within Grantor's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Grantor's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Grantor is a party or by which Grantor is bound. Grantor is not in default under any agreement to which it is a party or by which it is bound except to the extent such default could not reasonably be expected to have a Material Adverse Effect.

(c) No Prior Encumbrances. Grantor has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

(d) Bona Fide Accounts. The Accounts are bona fide existing obligations.

(e) Merchantable Inventory. All Inventory is in all material respects of good quality, free from all material defects, except for Inventory for which adequate reserves have been made.

(f) Name; Location of Chief Executive Office. Grantor has not done business under any name other than that specified on the signature page hereof. The chief executive office of Grantor is located at the address indicated in Section 10 hereof.

(g) Intellectual Property. Grantor is the sole owner of the Intellectual Property. Each of the Patents is valid and enforceable, and no claim has been made that any Intellectual Property violates or infringes upon the rights of any Person. Grantor's rights as licensee of another Person's Patents, Copyrights, Trademarks or other intellectual property do not give rise to more than 5% of Grantor's gross revenue in any fiscal quarter.

(h) Litigation. Except as disclosed in writing to Bank and except to the extent such actions or proceedings could not reasonably be expected to have a Material Adverse Effect, there are no actions or proceedings pending by or against Grantor or any Subsidiary before any court or administrative agency. Except as disclosed to Bank in writing, Grantor does not have knowledge of any such pending or threatened actions or proceedings.

(i) No Material Adverse Change in Financial Statements. All consolidated financial statements related to Grantor and any Subsidiary that are delivered by Grantor to Bank fairly present in all material respects Grantor's consolidated financial condition as of the date thereof and Grantor's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Grantor since the date of the most recent of such financial statements submitted to Bank, other than as described in writing to Bank. No circumstance has occurred that has a Material Adverse Effect since the date of the most recent Compliance Certificate delivered to Bank, other than as consented to in writing by Bank.

(j) Solvency, Payment of Debts. Grantor is not insolvent, as that term is defined in Section 101 of the Bankruptcy Code. Grantor is able to pay its debts (including trade debts) as they mature.

(k) Regulatory Compliance. Grantor and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Grantor's failure to comply with ERISA that is reasonably likely to result in Grantor's incurring any material liability. Grantor is not an "investment company" or a company "controlled'' by an "investment company" within the meaning of the Investment Company Act of 1940. Grantor is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). Grantor has complied with all material provisions of the Federal Fair Labor Standards Act. Grantor has not violated any statutes, laws, ordinances or rules applicable to it extent to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

(l) Environmental Condition. None of Grantor's or any Subsidiary's properties or assets has ever been used by Grantor or any Subsidiary or, to the best of Grantor's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law. None of Grantor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Grantor or any Subsidiary. Neither Grantor nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Grantor or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

(m) Taxes. Grantor and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

(n) Subsidiaries. Grantor does not own any stock, partnership interest or other equity securities of any Person.

(o) Government Consents. Grantor and each Subsidiary has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Grantor's business as currently conducted except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(p) Full Disclosure. No representation, warranty or other statement made by Grantor in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

3. Affirmative Covenants. Grantor covenants and agrees that, until payment in full of all outstanding Obligations (other than in respect of contingent indemnities), and for so long as Bank may have any commitment to make a Credit Extension hereunder, such Grantor shall do all of the following:

(a) Good Standing. Grantor shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of organization and maintain qualification in each jurisdiction in which such qualification is required for the operation of Grantor's business, unless the failure to so maintain such qualification could not reasonably be expected to have a Material Adverse Effect, provided that this Section shall not prohibit any transaction permitted by Section 7.3 of the Loan Agreement. Grantor shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

(b) Government Compliance. Grantor shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Grantor shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, except (i) where the failure to so comply could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent contested in good faith by appropriate proceedings.

(c) Taxes. Grantor shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Grantor will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Grantor or a Subsidiary has made such payments or deposits; provided that Grantor or a Subsidiary need not make any payment or deposit if the amount or validity of such payment or deposit is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Grantor.

(d) Insurance. Grantor, at its expense, shall keep (or cause to be kept) the Collateral insured against loss or damage by fire, theft, explosion and sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor's business is conducted on the date hereof. Grantor shall also maintain insurance relating to Grantor's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Grantor's. All such policies of property insurance shall contain a Bank's loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Grantor shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. After the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

(e) Bank Accounts. Grantor shall maintain its primary operating and deposit accounts with Bank and/or an Affiliate of Bank.

(f) Further Assurances. At any time and from time to time Grantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

(g) Subsidiaries. Grantor shall cause any wholly-owned Subsidiary organized in the United States or any subdivision thereof or therein promptly upon Bank's request to enter into a Guaranty and to secure such Guaranty with a security interest, subject only to Permitted Liens, in substantially all of its assets and properties.

4. Negative Covenants. Grantor covenants and agrees that, until payment in full of the outstanding Obligations (other than in respect of contingent indemnities) or for so long as Bank may have any commitment to make any Credit Extensions, Grantor will not do any of the following:

(a) Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers.

(b) Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Grantor and any business substantially similar or related thereto (or incidental thereto), or cease to have Borrower own and control all of its equity securities.

(c) Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock of property of another Person other than as permitted in the Loan Agreement.

(d) Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

(e) Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or sell any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

(f) Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its capital stock (any such payment, a "Restricted Payment," other than to Borrower.

(g) Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted investments.

(h) Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Grantor except for transactions that are upon fair and reasonable terms that are no less favorable to Grantor than would be obtained in an arm's length transaction with a nonaffiliated Person.

(i) Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the Subordination Agreement signed in connection with this Agreement or with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt in a manner adverse to Bank's interest (as reasonably determined by Bank).

(j) Compliance. Become an "investment company" or be controlled by an "investment company" within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or fail to meet the minimum funding requirements of ERISA with respect to any employee benefit plan subject to ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the material provisions of the Federal Fair Labor Standards Act or violate any law or regulation to which Grantor is subject, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

5. Events of Default. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

5.1 Loan Agreement Default. If an Event of Default occurs under the Loan Agreement;

5.2 Covenant Default. If Grantor violates any of the covenants contained in Sections 3 or 4 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Grantor and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) Business Days after Grantor receives notice thereof or any officer of Grantor becomes aware thereof.

5.3 Attachment. If any material portion of Grantor's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Grantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Grantor's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Grantor's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Grantor receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Grantor;

5.4 Insolvency. If Grantor becomes insolvent, or if an Insolvency Proceeding is commenced by Grantor, or if an Insolvency Proceeding is commenced against Grantor (other than by Grantor) and is not dismissed or stayed within thirty (30) days;

5.5 Other Agreements. If there is a default in any agreement to which Grantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or that would be reasonably expected to have a Material Adverse Effect;

5.6 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) shall be rendered against Grantor and shall remain unsatisfied and unstayed for a period of thirty (30) days;

5.7 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank as of the date such representation or warranty was made by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

6. Bank's Rights and Remedies.

6.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, upon notice of its election and demand, do any one or more of the following, all of which are authorized by Grantor:

(a) Declare all Obligations and Guarantor Obligations, whether evidenced by the Loan Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 5.4 all Obligations and Guarantor Obligations shall become immediately due and payable without any action by Bank);

(b) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(c) Set off and apply to the Obligations any and all (i) balances and deposits of Grantor held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Grantor held by Bank;

(d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Grantor agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Grantor authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Grantor's owned premises, Grantor hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

(e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 6.1, to use, without charge, Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 6.1, Grantor's rights under all licenses and all franchise agreements shall inure to Bank's benefit except to the extent such license or other right would result in a breach of such agreement;

(f) Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Grantor's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(g) Bank may credit bid and purchase at any public sale; and

(h) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Grantor.

6.2 Power of Attorney. Grantor irrevocably appoints Bank (and any of Bank's designated officers or employees) as Grantor's true and lawful attorney to, upon and during the continuance of an Event of Default: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Grantor's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Grantor's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Grantor's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Grantor on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Grantor's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than contingent obligations in respect of indemnities) have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

6.3 Accounts Collection. Upon and during the continuance of an Event of Default, Bank may notify any Person owing funds to Grantor of Bank's security interest in such funds and verify the amount of such Account. After the occurrence and during the continuance of an Event of Default, Grantor shall collect all amounts owing to Grantor for Bank, receive in trust all payments as Bank's trustee, and upon request of Bank immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

6.4 Bank Expenses. If Grantor fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 3(d) of this Agreement, and take any action with respect to such policies as Bank deems reasonably prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

6.5 Bank's Liability for Collateral. Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever, except to the extent resulting from Bank's gross negligence or willful misconduct. All risk of loss, damage, or destruction of the Collateral shall be borne by Grantor.

6.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Guaranty and the other Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Grantor's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

6.7 Demand; Protest. Grantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Grantor may in any way be liable.

7. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

8. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Until all Obligations have been satisfied, Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433. The provisions of this Section 8, and of Sections 9 and 10 below shall be in addition to, and shall not in any way limit, the provisions of the Guranty.

9. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

10. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

If to Grantor:	InterActual Technologies, Inc.
101 Rowland Way
Novato, CA 94945
Attn: Mr. Clay Leighton, CFO
Fax: (415) 893-8008

If to Bank:	Union Bank of California, N. A.
99 Almaden Blvd., Suite 200 San Jose, CA 95113 Attn: Allan Miner and James Goudy FAX: (408) 280-7163

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Failure to deliver any notice or demand to a Person not a party to this Agreement shall not invalidate a notice or demand otherwise delivered to a party hereto in accordance with this Section 10.

11. Choice of Law and Venue: Jury Trial Waiver.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Grantor and Bank hereby submits to the non-exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. GRANTOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR APJSING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF FOR ANY REASON THE JURY WAJVER IN THIS AGREEMENT IS NOT ENFORCEABLE, THE PARTIES AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION TO BE HELD IN SANTA CLARA COUNTY, CALIFORNIA AND IN ACCORDANCE WITH THE THEN CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

12. General Provisions.

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

12.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with Grantor's failure to comply with the terms of this Agreement; and (b) all losses or Bank Expenses (as defined in the Loan Agreement) in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to Grantor's failure to comply with the terms of this Agreement or the other Loan Documents (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence, willful misconduct or bad faith.

12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5 Amendments in Writing Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding, any Guarantor Obligations remain outstanding, or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8 Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (I) to the subsidiaries, affiliates or service providers of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loan Documents, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:		BANK:

INTERACTUAL TECHNOLOGIES, INC..		UNION BANK OF CALIFORNIA, N.A.

By:		By:
Name:	A. CLAY LEIGHTON	Name:	ALLAN B. MINER
Title:	CFO	Title:	VICE PRESIDENT

DEBTOR:	INTERACTUAL TECHNOLOGIES, INC.
SECURED PARTY:	UNION BANK OF CALIFORNIA, N.A.

EXHIBIT A
COLLATERAL DESCRIPTION ATTACHMENT
TO THIRD PARTY SECURITY AGREEMENT

The Collateral shall consist of all right, title and interest of Debtor in and to the following:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c) All commercial tort claims, contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

(e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

(f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.